As filed with the Securities and Exchange Commission on August 27, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	22-2785165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

358 Hall Avenue Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

The First Amended 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries
(Full title of the plan)

Edward C. Wetmore, Esq.

Vice President, Secretary and General

Counsel

Amphenol Corporation

358 Hall Avenue

Wallingford, Connecticut 06492

(203) 265-8634

(Name, address and telephone

number of agent for service)

Copy to: Ronald A. Fleming, Jr. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1214

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	13,000,000	$104.04	$1,352,520,000	$174,205

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock to be offered or sold pursuant to the above-named plan that may be issued as a result of the adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)         The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee for the 13,000,000 shares of Common Stock available for the grant of future awards were calculated pursuant to Rule 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on August 22, 2014.

EXPLANATORY NOTE

We are filing this Registration Statement solely to register 13,000,000 additional shares of Class A Common Stock of Amphenol Corporation (the “Registrant”) for issuance under the First Amended 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Plan”).  These additional shares are additional securities of the same class as other securities for which a registration statement on Form S-8 (Registration No. 333-163017) was filed with the Securities and Exchange Commission on November 10, 2009 with respect to the Plan.  Accordingly, pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Items 5.   Interests of Named Experts and Counsel.

The validity of our securities registered hereby has been passed upon by Edward C. Wetmore, Esq., our Vice President, Secretary and General Counsel.  As of August 27, 2014, Mr. Wetmore beneficially owned 94,592 shares of our common stock (including 3,392 shares held directly and 91,200 shares issuable upon the exercise of options vested as of August 27, 2014 or within 60 days thereafter).

Item 8.   Exhibits.

Number	Description

4.1	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K and incorporated herein by reference)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 26, 2004 (filed as Exhibit 3.2 to the June 30, 2004 Form 10-Q and incorporated herein by reference)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 2007 (filed as Exhibit 3.4 to the December 31, 2007 Form 10-K and incorporated herein by reference)

4.4	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 24, 2012 (filed as Exhibit 3.2 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

4.5	Amended and Restated By-Laws as of May 24, 2012 (filed as Exhibit 3.1 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on the signature page)

99.1	The First Amended 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (filed as Exhibit 10.2 to the May 23, 2014 Form 8-K and incorporated herein by reference)

*  Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on August 27, 2014.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DIANA G. REARDON AND EDWARD C. WETMORE, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Amphenol Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ R. Adam Norwitt	President and Chief Executive Officer (Principal Executive Officer)	August 27, 2014
R. Adam Norwitt

/s/ Diana G. Reardon	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 27, 2014
Diana G. Reardon

/s/ Martin H. Loeffler	Chairman of the Board of Directors	August 27, 2014
Martin H. Loeffler

/s/ Ronald P. Badie	Director	August 27, 2014
Ronald P. Badie

/s/ Stanley L. Clark	Director	August 27, 2014
Stanley L. Clark

/s/ David P. Falck	Director	August 27, 2014
David P. Falck

/s/ Edward G. Jepsen	Director	August 27, 2014
Edward G. Jepsen

/s/ Andrew E. Lietz	Director	August 27, 2014
Andrew E. Lietz

/s/ John R. Lord	Director	August 27, 2014
John R. Lord

II-2

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K and incorporated herein by reference)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 26, 2004 (filed as Exhibit 3.2 to the June 30, 2004 Form 10-Q and incorporated herein by reference)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 2007 (filed as Exhibit 3.4 to the December 31, 2007 Form 10-K and incorporated herein by reference)

4.4	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 24, 2012 (filed as Exhibit 3.2 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

4.5	Amended and Restated By-Laws as of May 24, 2012 (filed as Exhibit 3.1 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on the signature page)

99.1	The First Amended 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (filed as Exhibit 10.2 to the May 23, 2014 Form 8-K and incorporated herein by reference)

*  Filed herewith.